FOURTH SUPPLEMENTAL INDENTURE

     FOURTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 8, 2005, among IPC Acquisition Corp., a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture referred to below) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.

                                 WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of December 20, 2001 (as supplemented by the First Supplemental Indenture, dated as of February 28, 2003, the Second Supplemental Indenture, dated as of May 13, 2003, and the Third Supplemental Indenture, dated as of December 9, 2004, the "Indenture"), providing for the issuance of 11.50% Senior Subordinated Notes due 2009 (the "Notes");

     WHEREAS, the Company originally issued $150,000,000 in aggregate principal amount of Notes under the Indenture;

     WHEREAS, Section 9.02 of the Indenture provides that the Indenture (subject to certain exceptions) may be amended with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

     WHEREAS, the Company has commenced, pursuant to the Offer to Purchase and Consent Solicitation Statement, dated June 17, 2005, an offer to purchase for cash any and all of the outstanding Notes (the "Offer") and a solicitation to obtain the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to the amendments to the Indenture set forth herein;

     WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

     WHEREAS, (i) the Company has received the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes to enable the Company and the Trustee to enter into this Supplemental Indenture, and
(ii) as contemplated by Section 9.06 of the Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture (a) an Officers' Certificate, and (b) an Opinion of Counsel.

     NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:



                                 ARTICLE I
                                DEFINITIONS

     SECTION 1.1 DELETION OF DEFINITIONS AND RELATED  REFERENCES.  Sections
1.01 and 1.02 of Article I of the Indenture are hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.

                                ARTICLE II
                        AMENDMENTS TO THE INDENTURE

     SECTION 2.1 AMENDMENTS TO THE INDENTURE. The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety, including, without limitation, all references, direct or indirect thereto in Section 6.01 (Events of Default):

     Section 3.09 (Offer to Purchase by Application of Excess Proceeds);
     Section 4.03 (Reports);
     Sections 4.04(b) and 4.04(c) (Compliance Certificate);
     Section 4.07 (Restricted Payments);
     Section 4.08 (Dividend and Other Payment Restrictions Affecting
                  Subsidiaries);
     Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock);
     Section 4.10 (Asset Sales);
     Section 4.11 (Transactions with Affiliates);
     Section 4.12 (Liens);
     Section 4.13 (Business Activities);
     Section 4.15 (Offer to Repurchase Upon Change of Control);
     Section 4.16 (No Senior Subordinated Debt);
     Section 4.17 (Additional Subsidiary Guarantees);
     Section 4.18 (Designation of Restricted and Unrestricted Subsidiaries); Sections 5.01(3) and 5.01(4) (Merger, Consolidation, or Sale of Assets); Sections 6.01(4) and 6.01(5) (Events of Default); and
     Sections 11.05(1) and 11.05(2)(b) (Guarantors May Consolidate, etc., on
                  Certain Terms).


                                ARTICLE III
                          MISCELLANEOUS PROVISIONS

     SECTION 3.1 INDENTURE. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. In the case of conflict between the
Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

     SECTION 3.2 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 3.3 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 3.4 COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 3.5 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.6 EFFECTIVENESS. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee,
Article I and Article II of this Supplemental Indenture will become effective but will not become operative until the time that Notes representing at least a majority in aggregate principal amount of the outstanding Notes are accepted for purchase by the Company pursuant to the Offer, and at such time Article I and Article II of this Supplemental Indenture will become operative.




          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.





                                   IPC ACQUISITION CORP.


                                   By: /s/ TIMOTHY WHELAN
                                       ------------------------------------
                                   Name:  Timothy Whelan
                                   Title: Chief Financial Officer

                                   IPC INFORMATION SYSTEMS, LLC
                                   (f/k/a IPC Information Systems, Inc.)

                                   By: IPC Acquisition Corp., its sole member


                                   By:  /s/ TIMOTHY WHELAN
                                        -----------------------------------
                                   Name:  Timothy Whelan
                                   Title: Chief Financial Officer


                                   EACH GUARANTOR LISTED ON SCHEDULE I HERETO

                                   By:  /s/ TIMOTHY WHELAN
                                        -----------------------------------
                                   Name:  Timothy Whelan
                                   Title: Treasurer


                                   EACH GUARANTOR LISTED ON SCHEDULE II HERETO

                                   By: IPC Information Systems, LLC, its sole
                                       member


                                   By: /s/ TIMOTHY WHELAN
                                       ------------------------------------
                                   Name:  Timothy Whelan
                                   Title: Treasurer

                                   THE BANK OF NEW YORK,
                                     as Trustee


                                   By: /s/ DOROTHY MILLER
                                       ------------------------------------
                                       Authorized Signatory

                                 SCHEDULE I

IPC Funding Corp.

IPC Information Systems Far East, Inc.

V Band Corporation

IPC Information Systems Holdings, Inc.

IPC Information Systems Holdings USA, Inc.

IPC Information Systems Services, Inc.

Gains Acquisition Corp.

IPC Network Services, Inc.
(f/k/a Gains International (U.S.) Inc.)

IPC Command Systems, Inc.
(f/k/a Orbacom Systems, Inc.)

                                SCHEDULE II

IPC Information Systems Holdings, L.L.C.

IPC Information Systems Holdings USA, L.L.C.

IPC Information Systems Services, L.L.C.